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Exhibit 99.2

        BANKMANAGERS CORP.
Special Meeting of Shareholders December 20, 2019
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned shareholder of Bankmanagers Corp. (the "Company") hereby appoints P. Michael Mahoney, Michael J. Kelly and David P. Werner as proxies, each with the power to appoint a substitute, and hereby authorizes them to vote all such shares of the Company as to which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company and at all adjournments thereof, to be held at The Milwaukee Club, located at 706 North Jefferson Street, Milwaukee, Wisconsin 53202 on December 20, 2019 at 11:00 a.m. Central Time in accordance with the following instructions.

        THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE WITH RESPECT TO ANY OR ALL OF THE PROPOSALS, THE SHARES WILL BE VOTED "FOR" EACH OF THE PROPOSALS PRESENTED FOR WHICH NO SPECIFICATION IS MADE.

          1.     Approval of the Agreement and Plan of Merger, dated as of August 27, 2019, by and between First Midwest Bancorp, Inc. ("First Midwest") and Bankmanagers Corp. ("Bankmanagers"), and the transactions contemplated thereby, including the merger of Bankmanagers with and into First Midwest, with First Midwest being the surviving company, as more fully described in the proxy statement/prospectus (the "merger proposal").

☐ FOR            ☐ AGAINST            ☐ ABSTAIN

          2.     Approval of one or more adjournments of the special meeting, if determined necessary and advisable, including adjournments to permit the further solicitation of proxies in favor of the merger proposal.

☐ FOR            ☐ AGAINST            ☐ ABSTAIN

          3.     Transaction of such other business as may properly come before the special meeting and any adjournments or postponements thereof.

Signature of Stockholder	Date:
Name:
Title:

Signature of Stockholder	Date:
Name:
Title:

        Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Shareholder:	Total Shares

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  Exhibit 99.2